Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
33-63212, 811-7736

     Form of Investment Advisory Agreement for Global Unconstrained Bond Portfolio is incorporated herein by reference to Exhibit (d)(77) to Post-Effective Amendment No. 73 to Janus Aspen Series registration statement on Form N-1A, filed on January 29, 2015; accession number 0000950123-15-000585 (File No. 33-63212). Since the filing thereof, the
     Janus Aspen Series Investment  Advisory  Agreement has been signed by Heidi
     W. Hardin and Stephanie Grauerholz.

     Form of Investment Advisory Agreement for Global Bond Portfolio is incorporated herein by reference to Exhibit (d)(78) to Post-Effective Amendment No. 76 to Janus Aspen Series registration statement on Form N-1A, filed on April 30, 2015; accession number 0000950123-15-004832 (File No. 33-63212).